Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-149916 on Form F-3/A of our report dated May 12, 2008 relating to the financial statements, which appears in FreeSeas Inc. and its subsidiaries’ Annual Report on Form 20-F for the year ended December 31, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers
Pricewaterhouse Coopers S.A.
Athens, Greece
May 12, 2008